UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 29, 2006

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 29, 2006, Willbros Group, Inc. (the “Registrant”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Warren L. Williams, former Senior Vice President and Chief Financial Officer of the Registrant, in connection with his resignation from the Registrant effective August 9, 2006. Under the Separation Agreement, in accordance with the terms of the Willbros Group, Inc. Severance Plan, as amended and restated effective September 25, 2003, the Registrant will pay Mr. Williams the sum of $350,000, less applicable withholding taxes, within 60 business days following the date that he ceases to provide consulting services to the Registrant. The Separation Agreement also provided for (i) pursuant to the terms of the Restricted Stock Award Agreements evidencing 26,250 shares of restricted stock that had previously been granted to Mr. Williams under the Registrant’s 1996 Stock Plan, the accelerated vesting of such shares, (ii) the extension of the period in which Mr. Williams may exercise previously vested options to purchase 82,150 shares of common stock of the Registrant from three months following August 9, 2006 to December 31, 2006, (iii) the satisfaction of his outstanding loans from the Registrant in the aggregate principal amount of $250,000 by surrendering to the Registrant 15,625 shares of common stock of the Registrant owned by him, and (iv) the reimbursement of COBRA premium cost of continued health care coverage for Mr. Williams and his covered dependents during the period that he is providing consulting services to the Registrant. Under the Separation Agreement, Mr. Williams has agreed not to solicit employees, contractors, vendors or customers of the Registrant for a one-year period following August 29, 2006, and has given the Registrant a release containing customary terms and conditions.

Pursuant to the Separation Agreement, on August 29, 2006, the Registrant and Mr. Williams entered into a Consulting Agreement, effective August 10, 2006, pursuant to which Mr. Williams will provide the Registrant consulting services through December 31, 2006 in consideration of the payment to Mr. Williams, at the sole discretion of the President of the Registrant, of consulting fees of up to $583,334. The purpose of the Consulting Agreement is to provide for a smooth transition of the offices of Chief Financial Officer and Treasurer of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: September 1, 2006	By:	/s/ Dennis G. Berryhill
Dennis G. Berryhill
Secretary

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